UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 25, 2020

USA EQUITIES CORP.

(Exact Name of Registrant as Specified in its Charter)

0-19041

(Commission File No.)

Delaware	30-1104301
(State of Incorporation)	(I.R.S. Employer Identification No.)

901 Northpoint Parkway Suite 302 West Palm Beach FL 33407	33407
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (929) 379-6503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	USAQ	OTCMKTS

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of 10% Unsecured Convertible Notes and Warrants

On September 25, 2020 USA Equities Corp. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement”) with several accredited investors (the “Investors”), pursuant to which the Company agreed to sell an aggregate principal amount of $500,000 of 10% interest-bearing, unsecured convertible promissory notes, which are convertible, at any time after six months, at the discretion of the Investors, into shares of the Company’s Common Stock at a conversion price of 80% of the market price of the Company’s common stock as determined in accordance with the provisions of the Notes (the “Convertible Notes”). Upon conversion of a Convertible Note, as additional consideration the investor will receive warrants to purchase up to 25% of the number of common shares issued as a result of such conversion exercisable for a period of two years at a price per share equal to 150% of the conversion price of the Convertible Note.

The Convertible Notes mature on September 30, 2022, unless accelerated due to an event of default. If any event of default occurs, subject to any cure period, the full principal amount, together with interest (including default interest of 12% per annum) and other amounts owing in respect thereof to the date of acceleration shall become, at the Investors’ election, immediately due and payable in cash.

The Convertible Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold to accredited investors in reliance upon the exemption from registration contained in Regulation D promulgated under the Securities Act. The Convertible Notes, the Warrants issuable upon conversion of the Convertible Notes and shares of Common Stock issuable upon conversion of the Convertible Notes and upon exercise of such Warrants (the “Underlying Securities”), may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing summaries of the form of Subscription Agreement, the form of Convertible Note and the form of Warrant do not purport to be complete and are qualified in its entirety by reference to the full text of the Subscription Agreement, the form of Convertible Note and the form of Warrant, which are included as Exhibits 10.1,10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Subscription Agreement, dated as of September 25, 2020
10.2	Form of 10% Convertible Promissory Note, dated as of September 25, 2020
10.3	Form of Warrant Agreement, dated as of September 25, 2020

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2020

USA Equities Corp.

/s/ Troy Grogan
Name:	Troy Grogan
Title:	CEO and Chairman